Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 12, 2026, relating to the financial statements of Kimberly-Clark Corporation and the effectiveness of Kimberly-Clark Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 2, 2026